Exhibit 2.2

       List of Exhibits and Schedules Omitted from the Purchase Agreement
                        Referenced in Exhibit 2.1 Hereof
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Pursuant to Regulation S-K, Item 601(b)(2), the Exhibits and Schedules to the
Miller Purchase Agreement, as listed below, have not been filed. The Registrant agrees to furnish supplementally a copy of any omitted Exhibit or Schedule to the Commission upon request; provided, however, that the Registration may request confidential treatment of omitted items.

1.    Exhibit A...........................................Capital Expenditure Reimbursements
2.    Exhibit B....................Miller Enterprises, Inc. Interim Financial Report for the
                                         fiscal quarter (6 months) ended 9/30/98 and 10/1/97
3.    Exhibit C............Peninsular Petroleum Company Balance Sheet, Statements of Income,
                                    Financial Statements and Accountants' Compilation Report

                              Disclosure Schedules

1.    Schedule 1...............................MEI Surplus Real Property Transferred to and
                                                                        Retained by Sellers
2.    Schedule 2(b)................................Allocation of Preliminary Purchase Price
3.    Schedule 3(a)......................Exceptions to Representation and Warranties of the
                                                                       Selling Shareholders
4.    Schedule 4(a)...........................................Directors and Officers of MEI
5.    Schedule 4(b)........................................Capitalization of MEI at Closing
6.    Schedule 4(c)....................Exceptions to Noncontravention Representation of MEI
7.    Schedule 4(d)....................................................Brokers' Fees of MEI
8.    Schedule 4(e)..............................Liens on Tangible Personal Property of MEI
9.    Schedule 4(f)............................................................Subsidiaries
10.   Schedule 4(g)....................................................Financial Statements
11.   Schedule 4(h)........................Events Subsequent to Most Recent Fiscal Year End
12.   Schedule 4(j)...............................................Income Tax Returns of MEI
13.   Schedule 4(k)(i)....................................................MEI Real Property
14.   Schedule 4(k)(ii)........................All Real Property Leased or Subleased to MEI
                                                               by Anyone Other Than a Party
15.   Schedule 4(k)(iii).................................MEI Development/Construction Sites
16.   Schedule 4(l)...................................................Intellectual Property
17.   Schedule 4(m)...............................................Material Contracts of MEI
18.   Schedule 4(n)............................Powers of Attorney Executed on Behalf of MEI
19.   Schedule 4(o).......................................Threatened Litigation Against MEI
20.   Schedule 4(p)..........................................Employee Benefits Plans of MEI
21.   Schedule 4(q)(ii).........................Environmental Matters; Petroleum Discharges
22.   Schedule 4(q)(iii).................Discharges Being Processed for Qualification Under
                                                       Section 376.3072 of Florida Statutes
23.   Schedule 4(q)(viii)..............................Assessment or Remediation Agreements
24.   Schedule 4(s)........................................................Insurance of MEI
25.   Schedule 4(t).................................................Affiliated Transactions
26.   Schedule 4(w)...........................................................Bank Accounts
27.   Schedule 5(a)...........................................Directors and Officers of PPC
28.   Schedule 5(b)...................................................Capitalization of PPC
29.   Schedule 5(c)....................Exceptions to Noncontrovention Representation of PPC
30.   Schedule 5(d)....................................................Brokers' Fees of PPC
31.   Schedule 5(e)..............................Liens on Tangible Personal Property of PPC
32.   Schedule 5(h)........................Events Subsequent to Most Recent Fiscal Year End
33.   Schedule 5(f)...............................................Income Tax Returns of PPC
34.   Schedule 5(k).......................................................PPC Real Property
35.   Schedule 5(k)............................All Real Property Leased or Subleased to PPC
36.   Schedule 5(l)...................................................Intellectual Property
37.   Schedule 5(m)...............................................Material Contracts of PPC
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38.   Schedule 5(o).......................................Threatened Litigation Against PPC
                                                             Pending Litigation Against PPC
39.   Schedule 5(p)..........................................Employee Benefits Plans of PPC
40.   Schedule 5(q)(ii)................................................Petroleum Discharges
41.   Schedule 5(q)(iii).................Discharges Being Processed for Qualification Under
                                                       Section 376.3072 of Florida Statutes
42.   Schedule 5(q)(viii)..............................Assessment or Remediation Agreements
43.   Schedule 5(s)........................................................Insurance of PPC
44.   Schedule 5(t).................................................Affiliated Transactions
45.   Schedule 6(a)......................General and Limited Partners of Circle Investments
46.   Schedule 6(d)........................................................CI Real Property
47.   Schedule 6(e)........................Threatened Litigation Against Circle Investments
                                              Pending Litigation Against Circle Investments
48.   Schedule 6(f)(ii)................................................Petroleum Discharges
49.   Schedule 6(f)(iii).................Discharges Being Processed for Qualification Under
                                                       Section 376.3072 of Florida Statutes
50.   Schedule 6(f)(viii)..............................Assessment or Remediation Agreements
51.   Schedule 6(h)...........................Exceptions to Noncontrovention Representation
                                                                      of Circle Investments
52.   Schedule 6(i).....................................Brokers' Fees of Circle Investments
53.   Schedule 7(a)..........................General Partners of Miller Brothers at Closing
54.   Schedule 7(d)........................................................MB Real Property
55.   Schedule 7(d)(ii)...............................................MB Construction Sites
56.   Schedule 7(e)...........................Threatened Litigation Against Miller Brothers
                                                 Pending Litigation Against Miller Brothers
57.   Schedule 7(g)(ii)................................................Petroleum Discharges
58.   Schedule 7(g)(iii).................Discharges Being Processed for Qualification Under
                                                       Section 376.3072 of Florida Statutes
59.   Schedule 7(g)(viii)..............................Assessment or Remediation Agreements
60.   Schedule 7(h)...........................Exceptions to Noncontrovention Representation
                                                                         of Miller Brothers
61.   Schedule 7(i)........................................Brokers' Fees of Miller Brothers
62.   Schedule 8(c)..................Permitted Actions in Pre-Closing Operation of Business
63.   Schedule 8(g)........................................................Surveyed Parcels
64.   Schedule 8(j)......................................................Stores for Testing
65.   Schedule 10(a)(xiii)...................Title Insurance Exceptions of CI Real Property
66.   Schedule 10(a)(xiv)....................Title Insurance Exceptions of MB Real Property
67.   Schedule 10(a)(xv)....................Title Insurance Exceptions of MEI Real Property
68.   Schedule 10(a)(xvi)...................Title Insurance Exceptions of PPC Real Property
69.   Schedule 10(a)(xvii)...........Title Insurance Exceptions of MEI Leased Real Property
70.   Schedule 10(a)(xxvii)........................Vesting Issues Requiring Curative Action
                                                                 by Seller Prior to Closing
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